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                       [DAYTON & ASSOCIATES LETTERHEAD]


                                                                Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (nos. 33-60893, 33-49482 and 33-31416) of Eldorado Bancorp ("Eldorado") of our Independent Auditor's Report dated January 13, 1995 regarding the consolidated financial statements of Mariners Bancorp ("Mariners") and Subsidiary appearing on page F-28 of the Joint Proxy Statement/Prospectus, dated September 12, 1995, of Eldorado and Mariners for the Special Meetings of Shareholders of Eldorado and Mariners held on October 11, 1995, which Report is incorporated by reference in Eldorado's Current Report on Form 8-K dated October 20, 1995.

                                                DAYTON & ASSOCIATES



November 1, 1995
Laguna Hills, California